UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2008
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.143

Item 1.01 Entry into a Material Definitive Agreement.
See Item 8.01 below for information related to material definitive agreements entered into by Lam Research Corporation (the “Company”).
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) See Item 8.01 below for information related to compensation arrangements for certain executive officers of the Company.
Item 8.01 Other Events.
     On May 1, 2008, the Company completed its previously announced tender offer for certain misdated employee stock options, which vested after December 31, 2004 (“misdated options”). The misdated options had an exercise price which was less than the closing price of the Company’s common stock on the appropriate measurement date determined by a special committee of the Company’s Board of Directors and the Company for financial accounting purposes. In connection with the completion of the tender offer, the Company has agreed to amend these misdated options to increase the exercise price to the appropriate fair market value per share on the correct measurement date so as to avoid adverse tax consequences under Internal Revenue Code Section 409A (“Section 409A”) and, as applicable, similar provisions of state law. In exchange for increasing the exercise price of these misdated options, the Company has agreed to make a cash payment in January of 2009 to employees participating in the tender offer in order to make such employees whole for the incremental exercise price increase. No executive officers of the Company participated in the tender offer.
     The Company has also entered into a Stock Option Amendment and Special Bonus Agreement in substantially the form attached hereto as Exhibit 10.143 with each of four executive officers who were not eligible to participate in the tender offer, to amend certain misdated options held by such executive officers. The four executive officers who entered into the stock option amendment agreements were not officers of the Company on the date that the misdated options were granted to them. As a result of the amendments, the exercise price of the misdated options has been increased to the appropriate fair market value per share on the correct measurement date so as to avoid adverse tax consequences under Section 409A and, as applicable, similar provisions of state law. In exchange for increasing the exercise price of these misdated options, the Company agreed to make a cash payment in January of 2009 to these executive officers, except for Martin B. Anstice, in order to make such executive officers whole for the incremental exercise price increase. The stock option amendment agreement applicable to Mr. Anstice amends his misdated options without a cash payment in January 2009.
     The Company expects to make cash payments to each of Thomas J. Bondur, Abdi Hariri, and Ernest E. Maddock and to amend misdated options to each of Messrs. Anstice, Bondur, Hariri, and Maddock, as illustrated in the table below:

		Number of Misdated	Expected
Name	Title	Options	Payment in Jan. 2009
Martin B. Anstice	Senior VP, Chief Financial Officer and Chief Accounting Officer	849	$0

Thomas Bondur	Vice President, Global Field Operations	3,500	$12,180

Abdi Hariri	Group VP Customer Support Business Group	822	$411

Ernest E. Maddock	Senior VP, Global Operations	31,850	$102,649

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document
10.143	Form of Stock Option Amendment and Special Bonus Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 7, 2008

LAM RESEARCH CORPORATION
By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary